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                                  SCHEDULE 14A
                                 (RULE 14A-101)

                    INFORMATION REQUIRED IN PROXY STATEMENT

                            SCHEDULE 14A INFORMATION
          PROXY STATEMENT PURSUANT TO SECTION 14(A) OF THE SECURITIES
                    EXCHANGE ACT OF 1934 (AMENDMENT NO.   )

Filed by the Registrant [x]

Filed by a Party other than the Registrant [ ]

Check the appropriate box:

[ ]  Preliminary Proxy Statement                [ ]  Confidential, for Use of the Commission
                                                     Only (as permitted by Rule 14a-6(e)(2))
[ ]  Definitive Proxy Statement
[X]  Definitive Additional Materials
[ ]  Soliciting Material Pursuant to Rule 14a-11(c) or Rule 14a-12

                      MEDCO RESEARCH, INC.
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                (Name of Registrant as Specified In Its Charter)


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    (Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):

[x]  No fee required.

[ ]  Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11.

     (1)  Title of each class of securities to which transaction applies:

     (2)  Aggregate number of securities to which transaction applies:

     (3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):

     (4)  Proposed maximum aggregate value of transaction:

     (5)  Total fee paid:

[ ]  Fee paid previously with preliminary materials:

[ ] Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

     (1)  Amount Previously Paid:

     (2)  Form, Schedule or Registration Statement No.:

     (3)  Filing Party:

     (4)  Date Filed:
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FOR IMMEDIATE RELEASE
Contacts:
Glenn C. Andrews
Chief Financial Officer or
G. Michael Freeman
Director, Corporate Communications
Medco Research, Inc.
(919) 653-7001

                MEDCO RESEARCH RESPONDS TO CHANCERY COURT RULING

RESEARCH TRIANGLE PARK, NC, February 10, 2000 - Medco Research, Inc. (NYSE:MRE) released the following statement in response to a ruling by the Delaware Court of Chancery related to a lawsuit by the State of Wisconsin Investment Board:

         "In an order issued by the Court after a hearing that concluded yesterday afternoon, the Court ordered that the stockholder vote scheduled for 10 a.m. this morning be postponed for fifteen days in order to assure that Medco stockholders have had adequate time to assimilate and consider the information contained in the supplemental disclosures that were set forth in Medco's letter to stockholders dated January 31, 2000. In accordance with the Court's order, the February 10, 2000 stockholder's meeting will be adjourned until February 25, 2000 at 10:00 a.m. in New York at the Warwick Hotel, 65 West 54th Street, New York, NY. In its decision, the Court did not enjoin the proposed merger with King Pharmaceuticals (Nasdaq: KING) or make any other ruling. For stockholders who have already voted, and do not wish to change their vote, no action is required."

Medco Research is a pharmaceutical company engaged in the global commercialization of cardiovascular medicines and adenosine-based products. Two adenosine-based products successfully developed by the Company - Adenocard(R) and Adenoscan(R)- are currently marketed and have established the value of adenosine-receptor technology in cardiovascular medicine.

                                      # # #

Statements contained in this release which are not historical facts are or may constitute forward looking statements under the safe harbor provisions of the Private Securities Litigation Reform Act of 1995. Although the Company believes the expectations reflected in such forward looking statements are based upon reasonable assumptions, it can give no assurance that its expectations will be attained. Forward-looking statements involve known and unknown risks that could cause the Company's actual results to differ materially from expected results. Factors that could cause actual results to differ materially include, among others, assimilation and other risks related to mergers; the high cost and uncertainty of the research, clinical trials and other development activities involving pharmaceutical products; the Company's ability to fund its activities internally or through additional financing, if necessary; the unpredictability of the duration and results of the U.S. FDA's review of New Drug Applications and Investigational New Drug Applications and/or the review of other regulatory agencies worldwide; the possible impairment of, or inability to obtain, intellectual property rights and the cost of obtaining such rights from third parties; intense competition; the uncertainty of obtaining, and the Company's dependence on third parties to manufacture and sell its products; results of pending or future litigation and other risk factors detailed from time to time in the Company's SEC filings. The Company does not undertake to publicly update or revise any of its forward looking statements even if experience or future changes show that the indicated results or events will not be realized.

Investors are urged to read the proxy statement/prospectus included in the registration statement on Form S-4 (file no. 333-92575) filed with the Securities and Exchange Commission by King Pharmaceuticals, Inc. including the documents incorporated by reference therein, because these documents contain important information. These documents are available free of charge at the SEC's Internet site at http://www.sec.gov. These documents (excluding exhibits other than those specifically incorporated by reference into the proxy statement/ prospectus) are also available free of charge upon request directed to King Pharmaceuticals at 501 Fifth Street, Bristol, TN 37620 or Medco at 7001 Weston Parkway, Cary, NC 27513, as applicable.